UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2016

NUKKLEUS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-192647	38-3912845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.
Jersey City, New Jersey  07310
(Address of principal executive offices) (zip code)

212-720-7200
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Nukkleus Inc., a Delaware corporation, from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company’s or Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company’s management believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company's financial statements and the related notes filed with this Form 8-K.  In this Form 8-K, references to "we", "our", "us", the "Company", or "Nukkleus" refer to Nukkleus Inc., a Delaware corporation.

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 24, 2016, Nukkleus, its majority shareholder (the “Majority Shareholder”), and its wholly-owned subsidiary, Nukkleus Limited, a Bermuda limited company (the “Subsidiary”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Currency Mountain Holdings Bermuda, Limited, a Bermuda limited company (“Currency Mountain”), pursuant to which Nukkleus purchased from Currency Mountain certain intellectual property, hardware, software and other assets (collectively, the "Assets") in consideration of 48,400,000 shares of common stock of Nukkleus.  The Asset Purchase Agreement closed on May 24, 2016 (the “Closing”).  As a result of such acquisition, our operations our now focused on the operation of a foreign exchange trading business utilizing the Assets acquired from Currency Mountain.

On May 24, 2016, Emil Assentato was appointed by the Company to serve as the Chief Executive Officer, President, Secretary and Treasurer as well as Chairman of the Board of Directors of the Company.  Mr. Assentato also serves as Chairman of the Subsidiary.  Peter Maddocks resigned as an executive officer and director on May 24, 2016.

Overview

On May 24, 2016, the Company acquired the Assets from Currency Mountain pursuant to that certain Asset Purchase Agreement.  We are presently in the development stage and plan to utilize the Assets in order to develop an online foreign currency market trading platform .

We are a financial technology company which is focused on providing software and technology solutions for the worldwide retail foreign exchange (“FX”) trading industry.  Nukkleus primarily today provides its software, technology, customer sales and marketing and risk management technology hardware and software solutions package to FXDD Trading Limited (”FXDD Bermuda”).  Emil Assentato, who is a director, executive officer and shareholder of the Company is also a director, executive officer and majority shareholder of Max Q Investments LLC (“Max Q”).  Max Q is the sole shareholder of Currency Mountain, which in turn is the sole shareholder of FXDD Bermuda, the Company’s primary customer.  . The FXDD brand (e.g., see FXDD.com ) is the brand utilized in the retail forex trading industry by FXDD Bermuda.

The General Services Agreement entered with FXDD Bermuda provides that FXDD Bermuda will pay the Subsidiary 2% of the customer assets per annum, 20% of revenue per month, $300,000 sale force fixed fee and $650,000 support personnel fixed fee which in no event may be less than $2,000,000 per month for the initial 36 months of the agreement in consideration of providing personnel operational and technical support, marketing, accounting, risk monitoring, documentation processing and customer care and support.  The parties may terminate this agreement at anytime provided that Nukkleus Limited must provide 90 days written notice.  In addition, in order to appropriately service FXDD Bermuda, the Subsidiary entered a  General Services Agreement with FXDirectDealer LLC (“FXDIRECT”), which  provides that the Subsidiary will pay FXDIRECT $1,975,000 per month in consideration of providing personnel engaged in operational and technical support, marketing, sales support, accounting, risk monitoring, documentation processing and customer care and support.  FXDIRECT may terminate this agreement upon providing 90 days written notice.  Currency Mountain Holdings LLC is the sole shareholder of FXDIRECT.  Max Q is the majority shareholder of Currency Mountain Holdings LLC.

As part of the Assets acquired, Nukkleus acquired ownership of FOREXWARE, the primary software suite and technology solution which powers the FXDD brand globally today.  Nukkleus also has ownership of the FOREXWARE brand name.  Nukkleus has also acquired ownership of the customer interface and other software trading solutions being used by FXDD.com.  By virtue of its relationship with FXDD Bermuda and FXDIRECT, Nukkleus provides turnkey software and technology solutions for FXDD.com   Nukkleus offers the customers of FXDD 24 hour, five days a week direct access to the global over the counter (“OTC”) FX market, which is a decentralized market in which participants trade directly with one another, rather than through a central exchange.

In an FX trade, participants effectively buy one currency and simultaneously sell another currency, with the two currencies that make up the trade being referred to as a “currency pair.” The Nukkleus software and technology solutions enables FXDD to present its customers with price quotations on over the counter tradeable instruments, including over the counter currency pairs, and also provide our customers the ability to trade FX derivative contracts on currency pairs through a product referred to as Contracts for Difference (“CFD”). The Nukkleus software solutions also offer other CFD products, including CFDs on metals, such as gold, and on futures linked to other products.

The Market Opportunity

The FX market is a global, decentralized market for the trading of currencies. FX trading involves the simultaneous buying and selling of a currency pair for the purposes of hedging currency risk or to generate a profit. The FX market, once limited to large financial institutions, has expanded and matured over the past decade, and now captures a wide range of participants, including central banks, commercial banks, non bank corporations, hedge funds, brokers and individual investors / traders. The market’s expansion has helped lead to a significant increase in trading activity.  In addition to the increase in the breadth of market participants, key factors driving higher trading volumes include the adoption of electronic and high frequency trading, tighter trading spreads, rising volatility among currencies and enhanced access to FX trading markets – primarily through online brokers, such as FXDD – for retail investors.

FX trading, initially utilized primarily for hedging purposes has evolved as investor sophistication levels have risen, trading costs have fallen, and as currencies have become increasingly viewed as a viable investment asset class. FX’s low, ( or even negative) correlation among certain other portfolio assets, namely equities and fixed income, may help investors reduce overall portfolio volatility. As such, we believe that currencies are often viewed as an important portfolio diversification tool.

Fueled by the growing adoption of the internet, the retail segment of the FX market began to emerge in the late 1990s. Developing online brokerage firms provided individual investors with direct access to the global FX markets. Prior to the development of these trading platforms, individual retail investors were effectively locked out   of the FX market as minimum trade sizes were typically too high for individual retail investors. Online FX brokers lowered the minimum volume barriers and transactions costs for retail trading, allowing individuals to establish trading accounts with much lower initial deposits. We believe the retail FX segment now represents the fastest growing portion of the overall FX market. We believe this growth will be driven by a handful of key market trends, including:

●	Increased investor demand for exposure to currencies

●	Increasing internet adoption across the glove

●	Growing engagement of the “offline” market

●	Development of emerging markets and the emergence of an affluent middle class

●	Increasing regulation resulting in greater confidence.

Participants in the retail FX market are geographically dispersed. Retail FX brokers, such as FXDD are seeking to expand their presence in projected high growth regional areas, such as Asia and the Middle East

Systems and Services

Nukkleus provides its services to FXDD Bermuda in the following service categories:

Category One:  Introducing Broker Dealer Network and the Introducing Broker Interface

Category Two:  Chinese and Middle East customer desk support

Category Three:  Bridging software to the Meta Trader (MT4 and MT 5) platforms

Category Four:  Forex Market Liquidity Access

Category Five:  Turnkey risk management support software and Risk Management Team

Category Six:  Front End Software Retail Trading Platforms and Customer Application Systems

Category Seven:  Back Office Systems management

Category One:  Introducing Broker Dealer Network

Nukkleus, by arrangement pursuant to our services agreement with FXDD Bermuda and FXDIRECT,  provides to the clients FXDD Bermuda an introducing broker (IB) network spread across China, Japan and the Middle East. Our approach to the retail FX market is to focus on the development of relationships with independent local referring brokers who provide a recurring source of new customers. These referring brokers do not have an exclusive relationship with us, but are offered a competitive commission structure to deliver new customers to us. Our account managers primarily focus on building relationships with referring brokers, and master referring brokers (who refer other referring brokers to us), as well as with customers referred to us by referring brokers and acquired by us directly. We believe this approach, in contrast to retail FX brokers that focus solely or primarily on acquiring accounts through online marketing campaigns, has allowed us, to provide services to FXDD Bermuda which allows those entities to achieve strong levels of net trading income,  and accounts, as well as lower up front customer acquisition costs and greater customer satisfaction. Referring brokers are typically either individuals who are current or former FX traders or individuals or companies active in the area of FX trading and education and investment services advisory business.

The Introducing Broker (IB) Interface: The Introducing Broker (“IB”) interface empowers our partners to view real time account data such as payouts, customer activity and reports.

Category Two:  Asia, including Chineseand Middle East Customer Desk Support

Nukkleus, by arrangement pursuant to our services agreement provides to FXDD Bermuda customer desk support in multiple languages.  A key element of the business strategy is the large, multi lingual and multi ethnic team of account managers at the headquarters in Jersey City, New Jersey, as well as in certain other locations such as Malta, Jakarta, Indonesia and Tokyo, Japan.  We obtained the services of account managers by virtue of our services agreement with FXDirectDealer, LLC. Account managers are compensated to a significant degree based on their performance, measured by net deposits inflows, new accounts funded and trading volume generated by customers. We believe that this compensation structure motivates our account managers and leads to more active communication with our referring brokers and customers, an improved customer trading experience, improved referring broker and customer retention and increased deposits as well as a more variable

Category Three: Bridging Software to the Meta Trader ( MT4 and MT5) platforms

Meta Trader 4 Bridge:  The MT4 Bridge is a middleware product that connects the Meta Trader server with the XW Trading System. The Bridge passes both market data (i.e. quotes) and trading data (i.e. trade executions) between MT4 and the XW servers. By seamlessly integrating the two, the Bridge allows for real time trade execution, reduced slippage, and access to liquidity through the XW Liquidity Matrix.

Category Four: Forex Market Liquidity Access

XWare Liquidity Matrix:  Dealers need access to as much liquidity as possible. Forexware’s liquidity aggregation technology supports API from most of the world’s largest liquidity providers, including banks, hedge funds and electronic communication networks ( ECN). Our aggregation technology integrates seamlessly with customers existing infrastructure, providing the power to optimize trading processes, manage accounts and revealing  the most relevant information to make effective trading decisions.

The XWare Liquidity Bridge: With the Xware liquidity bridge, brokers can automatically submit trade requests to the liquidity provider of choice and receive confirmation prior to sending an accept or reject message to the brokers client. The XWare Liquidity Bridge was developed to improve liquidity processes, risk and availability by providing a direct line of communication to vital backend processes. Brokers can create unique price streams from aggregated liquidity with sophisticated control over liquidity sources, pricing models, execution models and risk management.

X Ware Live Rate Feed:  The X Ware Live Rate Feed provides customers with streaming liquidity and prices in real time that integrate seamlessly  with existing trading platforms. The Quote Aggregator identifies outliers and bad ticks to ensure our clients capture accurate and reliable pricing to protect you from price fluctuations and anomalies that frequently occur with Liquidity Providers.

Category Five: Turnkey Risk Management Support Software, and Risk Management Team.

Nukkleus, by arrangement pursuant to our services agreement with FXDD Bermuda fields a risk management team of seasoned professionals who constantly monitor liquidity flows and manage the hedging of transactions on a 24 / 7 basis, with three eight hour shifts. This service is provided both to the FXDD Bermuda clients, as well as to third party clients who request this service.

XWare Risk Monitor:  The Xware Risk manager  is an essential component of the Forexware’s turnkey Xware suite, offered to new brokers entering the market, or existing brokers looking to replace their existing systems. Our management is of the belief that the Risk Manager software suite  is the most vigorous and advanced risk management system available in the market today providing customers the power to customize risk management settings at their fingertips.

Category Six: Front End Software Retail Trading Platforms and Customer Application Systems

X Ware Trader is a proprietary platform for retail and institutional traders. It offers fully customizable layouts including colors, layout manager and undocking of windows. Advanced charting, 1 click trading, and automated execution for Algo Traders are all embedded in a modern interface

Swordfish Trader:  Swordfish Trader is a proprietary platform for retail and institutional traders. It offers fully customizable layouts including colors, layout manager, and undocking of windows. Advanced charting, 1- click trading, and automated execution for Algo Traders are all embedded in a modern interface. Swordfish further offers risk management monitors unique from other trading platforms. Nukkleus has also acquired the right to apply for a US federal copyright in relation to Swordfish Trader.

Category Seven: Back Office Systems Management:

XWare Apptracker: Xware Apptracker is a data workflow system designed to automate and manage new customer applications and account information in a centralized location. Xware App Tracker provides customers easy to use tools that save time, organize and track customer application information and manage new customer contract details for fast and efficient review and approval.

Reporting System: This complex and proprietary application generates customized reports, with numerous data queries pre loaded to run in addition to those a client to choose to customize. It is designed to pull any number of named, defined data fields from both local databases and those from third party run databases, such as Oracle Financials.

Information About FXDD

Today, the primary client of Nukkleus, which we expect to account for a significant portion of monthly and annual projected revenue for the Company, is FXDD Bermuda.  FXDIRECT and FXDD Bermuda have entered into a services agreement with Nukkleus Limited, to obtain front end customer facing software, back end management and accounting software, and operational expertise in call center and sales management, introducing broker networks, and customer and technical software support. FXDD Bermuda today serves customers in two primary regions, China and the Middle East.

       China:

●	China has overtaken Japan to be the world’s 2nd largest economy
●	Retail investors make up 70% of traded volume on Shanghai exchange
Ø	Liquidity in Chinese equities hasn't been attractive
●	Retail FX trading driven by desire for non-equity investments with low capital entry levels and high growth returns
●	Limitless growth due to size of market and further loosening of capital controls and currency

Middle East

●	Middle East FX market has grown at 12% CAGR since 2004
●	In excess of 200,000 traders active in the Middle East and North Africa
●	Strong economic growth, per capita incomes and cash reserves
●	Products which are consistent with Sharia law

Sources of Revenue for FXDD Bermuda

Primary Sources of Net Trading Income

FXDD Bermuda generates net trading income primarily from retail trading by our customers (principal), commissions (principal and agency) and from the difference between the prices we offer to our customers and the prices we receive from our liquidity providers (agency). Net trading income is primarily driven by:

●	the productivity of our account managers and referring brokers and the amount of deposits and active accounts they generate;
●	promotional bonuses on deposits;
●	the frequency of trading and resulting volume traded;
●	the effectiveness of our risk management and customer segmentation process, which helps us maintain consistently high revenue per million traded and minimize trading losses; and
●	the overall volatility of the markets.

Principal Activities:

FXDD Bermuda’s largest source of net trading income is net realized and unrealized gains from its principal trading activities in which it acts as counterparty to its customers’ trades.  Nukkleus, through its service agreement relationship with FXDD Bermuda and FXDIRECT, provides the services of  account managers to identify, develop and maintain relationships with independent referring brokers and to provide services to customers that these brokers refer to us as well as customers acquired by us directly. Our account managers assist in the customer intake process, explain to customers how to use our website and fund their accounts and maintain active communications with customers. Account managers also provide general information on current market conditions relating to the trading products we offer to customers, but they are prohibited by us from providing investment advice to customers.

Most of FXDD Bermuda’s customers have “principal” accounts, in which it acts as the direct counterparty for their trades and realize trading gains or losses. FXDD believes that FX brokers who act as principal counterparties to their customers’ trades are better positioned to offer superior pricing, greater certainty of execution and a larger variety of FX products, all of which we believe are demanded by customers. FXDD Bermuda trading positions are dictated by the trading activities of its customers, and its net trading income with respect to principal trading activities is earned from reductions in customer equity, either through customers taking positions that result in customer losses or through spreads and commissions. The majority of our net trading income is generated through spreads and commissions.

FXDD Bermuda  also offers “agency” accounts, in which it collects a commission or a trading spread from the customer and may simultaneously enter into offsetting trades with both the customer and a third-party institutional FX dealer. Its agency trading activity is primarily used as a hedging tool for its trades with customers with principal accounts and to accommodate a particular segment of customers who request agency accounts and prefer to effectively trade with other FX market makers such as global banks and financial institutions rather than with FXDD. FXDD generally derives higher net trading income from trades in principal accounts than agency accounts, but it is also exposed to the risk of trading losses in principal accounts. As a result, FXDD analyzes new customers (which we refer to as “customer segmentation”) and actively monitor the risk of individual and aggregate positions on an ongoing basis to identify customers that pose a higher trading risk to FXDD and move such customers to agency accounts (which we refer to as “active risk monitoring”). FXDD Bermuda retains  the right to move customers to agency accounts unilaterally, if necessary. As part of ongoing customer segmentation for risk management purposes, FXDD Bermuda may elect to transfer to agency accounts customers that have trading gains or customers that FXDD identifies as having a higher likelihood of having trading gains.

Intellectual Property

We have several registered trademarks and service marks (US and foreign) and software assets.  We also intend to pursue additional foreign trademark registrations.   Nukkleus has been assigned various registrations and trademarks relating to:

●	Forexware
●	MTXTREME
●	Total Broker Solution
●	Extreme Spreads
●	When the News Breaks, Be there to Trade it
●	Swordfish

Nukkleus has further acquired Patent Number 8799142 in relation to Forexware Patent. This relates to a method of displaying information associated with currency exchange transactions in real time.

Corporate Office

Our principal executive office is 525 Washington Blvd, 21st Floor, Jersey City, New Jersey  07310. Our main telephone number is 212-720-7200. Annual Reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through the Securities and Exchange Commission’s website at www.sec.gov as soon as reasonably practicable after those reports are electronically filed with or furnished to the SEC.

Employees

As of the date of this filing, we currently employ one (1) full-time employee.  Through our relationship with FXDIRECT, we have access to approximately 70 account managers who speak over 10 different languages, and we had contractual relationships with hundreds of referring brokers in at least twenty different countries.  We have contracts with various independent contractors and consultants to fulfill additional needs, including investor relations, exploration, development, permitting, and other administrative functions, and may staff further with employees as we expand activities and bring new projects on line.

Legal Proceedings

We are subject from time to time to litigation, claims and suits arising in the ordinary course of business. As of December 31, 2015, we were not a party to any material litigation, claim or suit whose outcome could have a material effect on our financial statements other than the litigation described above which was subsequently settled.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following risks, along with all of the other information included in this report, before deciding to buy our common stock. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business may suffer.

Risks Relating to Our Company

Although we commenced operations in May 2016, we rely on FXDD Bermuda as our significant customers, and the loss of FXDD Bermuda customer would substantially reduce our revenues.

We are a financial technology company which is focused on providing software and technology solutions for the worldwide retail FX trading industry.  Nukkleus primarily today provides its software, technology, customer sales and marketing and risk management technology hardware and software solutions package to FXDD Bermuda.  Emil Assentato, who is a director, executive officer and shareholder of the Company is also a director, executive officer and majority shareholder of Max Q.  Max Q is the sole shareholder of Currency Mountain, which in turn is the sole shareholder of FXDD Bermuda, the Company’s primary customer.  . The FXDD brand (e.g., see FXDD.com ) is the brand utilized in the retail forex trading industry by FXDD Bermuda. The General Services Agreement entered with FXDD Bermuda provides that FXDD Bermuda will pay the Subsidiary 2% of the customer assets per annum, 20% of revenue per month, $300,000 sale force fixed fee and $650,000 support personnel fixed fee which in no event may be less than $2,000,000 per month for the initial 36 months of the agreement in consideration of providing personnel operational and technical support, marketing, accounting, risk monitoring, documentation processing and customer care and support.  The parties may terminate this agreement at anytime provided that Nukkleus Limited must provide 90 days written notice.  In addition, in order to appropriately service FXDD Bermuda, the Subsidiary entered a  General Services Agreement with FXDIRECT, which  provides that the Subsidiary will pay FXDIRECT $1,975,000 per month in consideration of providing personnel engaged in operational and technical support, marketing, sales support, accounting, risk monitoring, documentation processing and customer care and support.  FXDIRECT may terminate this agreement upon providing 90 days written notice.  Currency Mountain Holdings LLC is the sole shareholder of FXDIRECT.  Max Q is the majority shareholder of Currency Mountain Holdings LLC.  We will derive a significant amount of our revenues under our agreement with FXDD Bermuda. A significant decrease in business from or loss of any of FXDD Bermuda could harm our financial condition by causing a significant decline in revenues attributable to FXDD Bermuda, which will have a material adverse impact on the Company.

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

Although FXDD brand has been in existence since in 2006, we have not commenced under operations under Nukkleus as a financial technology services company until May 2016. We have a limited operating history and have not generated revenue.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Reliance on the historical results may not be representative of the results we will achieve, particularly in our combined form.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues or expenses.  If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

Our business requires substantial capital, and if we are unable to maintain adequate financing sources our profitability and financial condition will suffer and jeopardize our ability to continue operations.

We require substantial capital to support our operations.  If we are unable to maintain adequate financing or other sources of capital are not available, we could be forced to suspend, curtail or reduce our operations, which could harm our revenues, profitability, financial condition and business prospects.

We may not be able to protect our intellectual property rights or may be prevented from using intellectual property necessary for our business.

Our ability to implement our business plan successfully depends in part on our ability to further build brand recognition using our trademarks, service marks and other proprietary intellectual property, including our name and logos. We have registered or applied to register a number of our trademarks in many jurisdictions, some of which have been refused. We cannot be certain that our trademark applications will be approved. Further, third parties may copy or otherwise obtain and use our proprietary technology without authorization or otherwise infringe on our rights. We may also face claims of infringement that could interfere with our ability to use technology that is material to our business operations. In the future, we may have to rely on litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others or defend against claims of infringement or invalidity. Any such litigation, whether successful or unsuccessful, could result in substantial costs and the diversion of resources and the attention of management, any of which could negatively affect our business.

Our computer infrastructure may be vulnerable to security breaches. Any such problems could jeopardize confidential information transmitted over the Internet, cause interruptions in our operations or give rise to liabilities to third parties.

Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses, distributed denial-of-service attacks and similar disruptive problems and security breaches. Any such problems or security breaches could give rise to liabilities to one or more third parties, including our customers, and disrupt our operations.  A party able to circumvent our security measures could misappropriate proprietary information or customer information, jeopardize the confidential nature of information we transmit over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the safeguarding of confidential personal information could also inhibit the use of our systems to conduct FX transactions over the Internet. To the extent that our activities involve the storage and transmission of proprietary information and personal financial information or other personally identifiable information, security breaches could expose us to a risk of financial loss, litigation, regulatory penalties, loss of customers and other liabilities. Our current insurance policies may not protect us against all such losses and liabilities. Any of these events, particularly if they result in a loss of confidence in our services, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We rely on information technology to receive and properly process internal and external data. We may not be able to keep up with the rapidly changing technology, evolving industry standards and changing trading systems, practices and techniques that characterize the retail FX market.

We rely on technology to receive and properly process internal and external data. Any disruption for any reason in the proper functioning of our software or erroneous or corrupted data may cause us to make erroneous trades, accept customers from jurisdictions where we do not possess the proper licenses, authorizations or permits, or require us to suspend our services and could have a material adverse effect on our business, financial condition, results of operations and cash flows. For example, we rely on tools that we have developed in-house to monitor customer exposure and facilitate our ability to manage risk by transferring higher risk customers to agency accounts. In order to remain competitive, we continuously develop and refine our proprietary technology. In doing so, there is an ongoing risk that failures may occur and result in service interruptions or other negative consequences, such as slower trade execution, erroneous trades, or inaccurate risk management information. Moreover, if our competitors develop more advanced technologies, we may be required to devote additional resources to the development of more advanced technologies in order to remain competitive, which could adversely impact our profitability. We may not be able to keep up with the rapidly changing technology, evolving industry standards and changing trading systems, practices and techniques that characterize the retail FX market

We rely on computer systems and services from third-party providers and licenses to third-party software.

We rely on computer systems and services from third-party providers and licenses to third-party trading platforms, back-office systems, Internet service providers and communications facilities. Any interruption in these third-party products or services, or deterioration in their performance or quality, could adversely affect our business. If our arrangement with any such third party is terminated, we may not be able to obtain alternative products or services on a timely basis or on commercially reasonable terms. This could have a material adverse effect on our business, financial condition, results of operations and cash flows. For example, we and most of our customers access and make use of our FX trading and related online trading services through the MetaTrader 4 and MetaTrader 5 trading platforms. The MetaTrader 4 and MetaTrader 5 trading platforms are owned by MetaQuotes Software Corp. (“MetaQuotes”), an independent third party. Nukkleus pays fees to FXDIRECT, in part to access the Meta Quotes licenses and software which those companies possess and is indirectly made available to us.  In the future, MetaQuotes could cease to license its trading platforms to us or may cease to adequately support such software on commercially reasonable terms or at all. Furthermore, in the future a superior trading platform may be developed by a competitor to us or a competitor to MetaQuotes and we may be unable to license any such trading platform. If we are unable to continue to use the MetaTrader 4 trading platform or if we are unable to use any superior trading platform that may be developed in the future, we may lose customers to our competitors, in which case our business, financial condition, results of operations and cash flows may be materially adversely affected.

System failures could cause interruptions in our services or decreases in the responsiveness of our services which could harm our business.

If our systems fail to perform, we could experience disruptions in operations, slower response times or decreased customer service and customer satisfaction. Our ability to facilitate transactions successfully and provide high quality customer service depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. Our systems also are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, hacker attacks, computer viruses, intentional acts of vandalism and similar events. Although we have multiple location redundancy, we do not have fully redundant capabilities. While we currently maintain a disaster recovery plan, which is intended to minimize service interruptions and secure data integrity, such plan may not work effectively during an emergency. Any system failure that causes an interruption in our services, decreases the responsiveness of our services or affects access to our services could impair our reputation, damage our brand, cause customers to stop using our services or materially adversely affect our business, financial condition, results of operations and cash flows.

A systemic market event could impact the various market participants with whom we interact.

In January 2015, the global retail forex market experienced a one time “black swan “ event when the Swiss National Bank failed to maintain a fixed exchange rate between the Swiss Franc and other major currencies. A number of major competitors and retail forex brokers experienced large sustained capital losses as a result on that day. Our major client, FXDD experienced credit losses on that day of nearly $28 million. We interact directly and indirectly with various market participants. If a systemic event in the financial system were to occur that were to result in a failure of any of our counterparties to be able continue to perform, this could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In the current environment facing financial services firms, a firm’s reputation is critically important. If our reputation is harmed, or the reputation of the online financial services industry as a whole or retail FX industry specifically is harmed, our business, financial condition, results of operations and cash flows may be materially adversely affected.

Our ability to attract and retain customers and employees may be adversely affected if our reputation is damaged. If we fail, or appear to fail, to deal with issues that may give rise to reputation risk, our business prospects could be harmed. These issues include, but are not limited to, appropriately dealing with potential conflicts of interest, legal and regulatory requirements, ethical issues, money-laundering, privacy, customer data protection, record-keeping, solicitation, sales and trading practices, and the proper identification of the legal, credit, liquidity, operational and market risks inherent in our business. Failure to appropriately address these issues could also give rise to additional legal risk to us, which could, in turn, increase the size and number of claims and damages asserted against us or subject us to regulatory enforcement actions, fines and penalties. Any such sanction could materially adversely affect our reputation, thereby reducing our ability to attract and retain customers, referring brokers and employees.

In addition, our ability to attract and retain customers may be adversely affected if the reputation of the online financial services industry as a whole or retail FX industry is damaged. In recent years, a number of financial services firms have suffered significant damage to their reputations from highly publicized incidents that in turn resulted in significant and in some cases irreparable harm to their business. The perception of instability within the online financial services industry could materially adversely affect our ability to attract and retain customers, referring brokers and employees.

Our primary client, FXDD Bermuda, has relationships with independent referring brokers who direct new customers to us, which is our principal source of new customers for FXDD Bermuda.  Failure to maintain these relationships could have a material adverse effect on our business, financial condition, results of operations and cash flows and, in turn, negatively impact our company.

Our primary client, FXDD Bermuda, maintains relationships with independent referring brokers who direct new customers to us and provide marketing and other services to these customers.  FXDD Bermuda relationships with referring brokers are non-exclusive and may be terminated by the brokers on short notice. A referring broker does not forfeit previously earned commissions upon termination. In addition, under our agreements with referring brokers, they have no obligation to provide us with new customers or minimum levels of transaction volume. Our failure to maintain our relationships with referring brokers, the failure of the referring brokers to provide us with customers or our failure to create new relationships with referring brokers could result in a loss of net trading income, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. To the extent any of our competitors offers more attractive compensation terms to any of our referring brokers, FXDD Bermuda could lose the referring broker’s services or be required to increase the compensation we pay to retain the referring broker. In addition, we may agree to set the compensation for one or more referring brokers at a level where, based on the transaction volume generated by customers directed to us by such brokers, it would have been more economically attractive to seek to acquire the customers directly rather than through the referring broker. To the extent we do not enter into economically attractive relationships with referring brokers, our referring brokers terminate their relationship with us or our referring brokers fail to provide us with customers, our business, financial condition, results of operations and cash flows could be materially adversely affected.

Any regulation of referring brokers and their activities could disrupt our business model.

FXDD Bermuda depends on referring brokers to acquire most of our customers.  If a jurisdiction were to impose regulations restricting referring brokers’ ability to solicit, acquire or interact with customers, we may be unable to continue to acquire customers or do business in that jurisdiction. Any such regulation could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The loss of members of our senior management could compromise our ability to effectively manage our business and pursue our growth strategy.

We rely on members of our senior management to execute our existing business plans and to identify and pursue new opportunities. In particular, we rely on Mr. Emil Assentato, our Chairman and chief executive officer.  Other members of our management team are also important to our business and have significant experience in the FX industry. Our continued success is dependent upon the retention of these and other key executive officers and employees, as well as the services provided by our trading staff, technology and programming specialists and a number of other key managerial, marketing, planning, financial, technical and operations personnel.  The loss of key personnel could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The regulatory environment in which we operate is subject to continual change. Adverse changes in the regulatory environment could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The legislative and regulatory environment in which we operate has undergone significant changes in the recent past and there may be future regulatory changes in our industry. The financial services industry in general has been subject to increasing regulatory oversight in recent years. The governmental bodies and self-regulatory organizations that regulate our business have proposed and may consider additional legislative and regulatory initiatives and may adopt new or revised laws and regulations. As a result, in the future, we may become subject to new regulations that may affect the way in which we conduct our business and may make our business less profitable. For example, a regulatory body may reduce the levels of leverage we are allowed to offer to our customers, which could significantly adversely impact our business, financial condition, results of operations and cash flows. Changes in the interpretation or enforcement of existing laws and regulations by those entities may also adversely affect our business, financial condition, results of operations and cash flows

Providing online services to customers may require us to comply with the laws and regulations of each country in which such services are available. Failure to comply with such laws may negatively impact our financial results.

Because our services are available online in foreign countries and FXDD Bermuda has customers residing in foreign countries, foreign jurisdictions may require FXDD Bermuda or us to qualify to do business in such countries. We are required to comply with the laws and regulations of each country in which we conduct business, including laws and regulations currently in place or which may be enacted related to online services available to their citizens from service providers located elsewhere, including the laws and regulations of Japan and China. We are exposed to the risk that we are currently operating in non-compliance with local laws and regulations in certain of the jurisdictions where we accept customers. Any failure to develop effective compliance and reporting systems could result in regulatory penalties in the applicable jurisdiction, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our Principal client, FXDD Bermuda, has its net trading income and profitability are influenced by, among other things, the general level of trading activity in the FX market and by currency volatility, both of which are beyond our control.

Like other financial services firms, our business and profitability are directly affected by factors that are beyond our control, such as economic and political conditions, broad trends in business and finance, changes in the volume of foreign currency transactions, changes in supply and demand for currencies, movements in currency exchange rates and interest rates, changes in the financial strength of market participants, legislative and regulatory changes, changes in the markets in which such transactions occur, changes in how such transactions are processed and disruptions due to terrorism, war or extreme weather events. In particular, the  net trading income and operating results of our principal client, FXDD, are influenced by the general level of trading activity in the FX market and by currency volatility and may vary significantly from period to period due to movements and trends in the world’s currency markets and to fluctuations in trading levels. We have generally experienced greater trading volume and higher net trading income in periods of volatile currency markets. Accordingly, a decline in currency volatility or lower levels of trading volume, whether or not attributable to any such decline, as well as any of the foregoing other external factors, could have a material adverse effect on our business, financial condition, results of operations and cash flows. As a result, period to period comparisons of our operating results may not be meaningful and our future operating results may be subject to significant fluctuations or declines.

The FX market has only been widely available to retail investors since 1996. Our limited operating history and the limited history of the industry may make our growth and future prospects uncertain and difficult to evaluate.

Furthermore, the FX market has only become accessible to retail investors relatively recently. Prior to 1996, retail investors generally did not directly trade in the FX market, and we believe most current retail FX traders only recently started viewing currency trading as a practical alternative investment class. We will continue to encounter risks and difficulties frequently experienced by companies and industries at a similar stage of development, including our potential inability to implement our business model and strategy and adapt and modify them as needed or to manage our expanding operations, including the integration of any future acquisitions.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors’ independence, audit committee oversight and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Difficulties we may encounter managing our growth could adversely affect our results of operations.

As our business needs expand, we may need to hire a significant number of employees. This expansion may place a significant strain on our managerial and financial resources. To manage the potential growth of our operations and personnel, we will be required to:

●	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;
●	install enhanced management information systems; and
●	train, motivate and manage our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

Any future acquisitions may result in significant transaction expenses, integration and consolidation risks and we may be unable to profitably operate our combined company.

We may in the future selectively pursue acquisitions of other financial technology companies or  retail FX brokers. Any future acquisitions may result in significant transaction expenses and present new risks in integrating the acquired companies and to the extent the acquired company operates in different markets or offers different products associated with entering additional markets. Because we have not historically made acquisitions, we do not have experience in successfully completing acquisitions. We may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate new businesses and we may be unable to profitably operate our combined company. Additionally, any new businesses that we may acquire, once integrated with our existing operations, may not produce expected or intended results

Risks Associated with Our Common Stock in General

Trading on the Over the Counter markets may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC PINK Current Marketplace owned and operated by the OTC Markets Group Inc. and the OTC Pink Sheet service of the Financial Industry Regulatory Authority (“FINRA”) under the symbol NUKK.   Trading in stock quoted on over the counter markets is often thin, volatile, and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the over the counter markets are not a stock exchange, and trading of securities on the over the counter markets is often more sporadic than the trading of securities listed on other stock exchanges such as the NASDAQ Stock Market, New York Stock Exchange or American Stock Exchange.  Accordingly, our shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a stockholders ability to buy and sell our stock.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines penny stock to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The term accredited investor refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customers’ account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability or willingness of broker-dealers to trade our securities. We believe that the penny stock rules discourage broker-dealer and investor interest in, and limit the marketability of, our common stock.

Our common stock may be affected by limited trading volume and price fluctuation which could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities.  This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on broker-dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock.  This could prevent you from reselling your shares and may cause the value of your investment to decline.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, or convertible debt instruments, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations.   a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Our stock price may be volatile.

The stock market in general has experienced volatility that often has been unrelated to the operating performance of any specific public company. The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	limited “public float” in the hands of a small number of persons who sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock;
●	sales of our common stock;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	loss of any strategic relationship;
●	regulatory developments;
●	economic and other external factors; and
●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have never paid a cash dividend on our common stock and we do not anticipate paying any in the foreseeable future.

We have not paid a cash dividend on our common stock to date, and we do not intend to pay cash dividends in the foreseeable future. Our ability to pay dividends will depend on our ability to successfully develop one or more properties and generate revenue from operations. Notwithstanding, we will likely elect to retain any earnings, if any, to finance our growth. Future dividends may also be limited by bank loan agreements or other financing instruments that we may enter into in the future. The declaration and payment of dividends will be at the discretion of our Board of Directors.

Future issuances of our common or preferred shares may cause a dilution in your shareholding.

We may raise additional funding to meet our working capital, capital expenditure requirements for our planned long-term capital needs, or to fund future acquisitions. If such funding is raised through issuance of new equity or equity-linked securities, it may cause a dilution in the percentage ownership of our then existing shareholders. Our articles of incorporation authorizes the issuance of 300,000,000 shares of common stock and 15,000,000 shares of blank check preferred stock without the need for shareholder approval. We may issue a substantial number of additional shares, which may significantly dilute the equity interests of our existing shareholders.

We cannot predict our future capital needs. As a result, we may need to raise significant amounts of additional capital. We may be unable to obtain any necessary capital if we need it on acceptable terms, if at all.

Our business requires adequate funding for operations. Historically, we have satisfied these needs from internally generated funds. We currently anticipate that our cash from operations will be sufficient to meet our presently anticipated working capital and capital expenditure requirements, including our current expansion plans, for at least the next 12 months. We may need to raise additional funds to, among other things:

●	support more rapid expansion;
●	develop new or enhanced services and products;
●	respond to competitive pressures;
●	address additional regulatory capital requirements;
●	acquire complementary businesses, products or technologies; or
●	respond to unanticipated requirements.

Additional financing may not be available when needed or may not be available on terms favorable to us. If funding requirements are met by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may:

●	limit our ability to pay dividends or require us to seek consents for the payment of dividends;
●	increase our vulnerability to general adverse economic and industry conditions;
●	limit our ability to pursue our business strategies;
●
require us to dedicate a substantial portion of our cash flow from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditure, working capital requirements and other general corporate purposes; and

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity related securities in the future at a time and price that we deem reasonable or appropriate.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding Nukkleus’s executive officers and directors.

Name	Age	Position
Emil Assentato	67	Chief Executive Officer, President, Treasurer, Secretary and Director of Nukkleus Inc. and Chairman of Nukkleus Limited.

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Emil Assentato, Chief Executive Officer, President, Treasurer, Secretary and Director.  Emil Assentato is a veteran of the financial services industry, having served as Chairman and CEO of Tradition North America from January 1991 to February 2014.  Since February 2014 to the present, Mr. Assentato has served as the Chairman of Traditional North America.  Tradition North America is a subsidiary of Compagnie Financiere Tradition, headquartered in Switzerland, which is one of the leading inter dealer brokers in the world with offices around the world, serving banks, financial institutions and governments.  Mr. Assentato was the founder of FXDD, which is the primary client of Nukkleus.  From 2003 to the present, Mr. Assentato has served as the CEO and Chairman of Currency Mountain Holdings LLC, Currency Mountain Holdings Bermuda, Limited and FXDD Malta Limited, Mr. Assentato organized a management buyout of Currency Mountain Holdings, the parent company of FXDD in 2006, through his personal investment vehicle, Max Q Investments.  Mr. Assentato holds a Series 7 General Securities Representative license and a Series 24 General Securities Principal license.

Family Relationships

 There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

 Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offences;
●
being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●
being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

 Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of our Common Stock to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our Common Stock and other equity securities, on Forms 3, 4 and 5 respectively.  Since we are not registered under section 12 of the Securities and Exchange Act, our executive officers, directors and 10% stockholders, are not required to file the requisite filings under Section 16.

CORPORATE GOVERNANCE

Director Independence

Our securities are quoted on the OTC Markets, which does not have any director independence requirements.  Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committees performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee.  However, our new management plans to form an audit, compensation and nominating committee in the near future.  The audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls.  We intend that the audit committee will be comprised solely of independent directors and will have an audit committee financial expert as required by the rules and regulations of the SEC.

The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.  The nominating committee will be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors.  The nominating committee will also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures.  Until these committees are established, these decisions will continue to be made by our board of directors.  Although our board of directors has not yet established any minimum qualifications for director candidates, when considering potential director candidates, our board of directors considers the candidate’s character, judgment, skills and experience in the context of the needs of our Company and our board of directors.

We do not have a charter governing the nominating process.  The members of our board of directors, who perform the functions of a nominating committee, are not independent because they are also our officers.  There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors.  Our board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by shareholders is necessary at this time because, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Nukkleus primarily today provides its software, technology, customer sales and marketing and risk management technology hardware and software solutions package to FXDD Bermuda.  Emil Assentato, who is a director, executive officer and shareholder of the Company is also a director, executive officer and majority shareholder of Max Q.  Max Q is the sole shareholder of Currency Mountain, which in turn is the sole shareholder of FXDD Bermuda, the Company’s primary customer.  . The FXDD brand (e.g., see FXDD.com ) is the brand utilized in the retail forex trading industry by FXDD Bermuda. The General Services Agreement entered with FXDD Bermuda provides that FXDD Bermuda will pay the Subsidiary 2% of the customer assets per annum, 20% of revenue per month, $300,000 sale force fixed fee and $650,000 support personnel fixed fee which in no event may be less than $2,000,000 per month for the initial 36 months of the agreement in consideration of providing personnel operational and technical support, marketing, accounting, risk monitoring, documentation processing and customer care and support.  The parties may terminate this agreement at anytime provided that Nukkleus Limited must provide 90 days written notice.  In addition, in order to appropriately service FXDD Bermuda, the Subsidiary entered a  General Services Agreement with FXDIRECT, which  provides that the Subsidiary will pay FXDIRECT $1,975,000 per month in consideration of providing personnel engaged in operational and technical support, marketing, sales support, accounting, risk monitoring, documentation processing and customer care and support.  FXDIRECT may terminate this agreement upon providing 90 days written notice.  Currency Mountain Holdings LLC is the sole shareholder of FXDIRECT.  Max Q is the majority shareholder of Currency Mountain Holdings LLC.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 24, 2016 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Currency Mounting Holdings Bermuda, Limited (3)	198,912,140	92.3%
Emil Assentato (1)	198,912,140	92.3%
All officers and/or directors of Nukkleus (one person)	198,912,140	92.3%

  * Less than 1%

(1)	Executive officer and/or director of the Company.
(2)	Applicable percentage ownership is based on 214,935,100 shares of common stock outstanding as of May 24, 2016, together with securities exercisable or convertible into shares of common stock within 60 days of May 24, 2016 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of May 24, 2016 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Currency Mountain Holdings Bermuda, Limited is a non-operating holding company, which is owned by Max Q Investments, LLC. Mr. Assentato is the majority shareholder of Max Q Investments LLC. Mr. Assentato is also the sole officer and director and, in turn, has investment and dispositive control over the securities held by Currency Mountain Holdings Bermuda Limited.

DESCRIPTION OF SECURITIES

The Company’s authorized capital stock consists of 300,000,000 shares of common stock at a par value of $0.0001 per share and 15,000,000 shares of preferred stock at a par value of $0.0001 per share.  As of May 24, 2016, there are 214,935,100  shares of the Company’s common stock issued and outstanding that are held by 17 stockholders of record and no shares of preferred stock issued and outstanding.  The Company intends to increase its authorized shares of common stock to 900,000,000.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

The Board of Directors may later determine to issue our preferred stock.  If issued, the preferred stock may be created and issued in one or more series and with such designations, rights, preferences and restrictions as shall be stated and expressed in the resolution(s) providing for the creation and issuance of such preferred stock.  If preferred stock is issued and we are subsequently liquidated or dissolved, the preferred stockholders would have preferential rights to receive a liquidating distribution for their shares prior to any distribution to common shareholders. Although we have no present intent to do so, we could issue shares of preferred stock with such terms and privileges that a third party acquisition of our company could be difficult or impossible, thus entrenching our existing management in control of our company indefinitely.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on OTC Markets, under the trading symbol “NUKK”  As of December 31, 2015 and through the present, there has been no active trading and no high or low bid prices. We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

Holders of our Common Stock

As of May 24, 2016 there were 17 holders of record of our common stock.  This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.  The stock transfer agent for our securities is Island Stock Transfer.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future.  The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

 Recent Sales Of Unregistered Securities

All sales of unregistered securities sold by the Company during the fiscal year ended September 30, 2015 and through the date hereof are set forth below:

On May 24, 2016, Nukkleus, the Majority Shareholder and the Subsidiary entered into the Asset Purchase Agreement pursuant to which the Subsidiary purchased from Currency Mountain Holdings Bermuda, Limited (“CMH Bermuda”) the Assets in consideration of 48,400,000 shares of common stock of Nukkleus.  The Asset Purchase Agreement closed on May 24, 2016.  As a result of such acquisition, our operations our now focused on the operation of a foreign exchange trading business utilizing the Assets acquired from Currency Mountain.  In addition, concurrent with the acquisition of the Assets, CMH-Bermuda acquired an aggregate of 150,472,140 shares of common stock from two shareholders of the Company.

The issuance of these above securities by the Company are exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 as promulgated under Regulation D.  Each of the shareholders are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s directors and executive officers are indemnified as provided by the Delaware Corporation law and its Bylaws. These provisions state that the Company’s directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment.  Such indemnification is at the discretion of the Company’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this item is set forth above.

Item 3.03	Material Modification to Rights of Security holders

The information required by this item is set forth above.

Item 5.01	Changes in Control of Registrant.

The information required by this item is set forth above.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information required by this item is set forth above.

Item 9.01     Financial Statements and Exhibits
Exhibit No.	Description
10.1
Asset Purchase Agreement dated May 24, 2016, by and between Nukkleus Inc., its majority shareholder Charms Investments Ltd., and its wholly-owned subsidiary, Nukkleus Limited and Currency Mountain Holdings Bermuda, Limited.

10.2	General Services Agreement between Nukkleus Limited and FXDD Trading Limited dated May 24, 2016.
10.3	General Services Agreement between Nukkleus Limited and FXDirecttDealer, LLC dated May 24, 2016.
21.1	List of Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

May 31, 2016	By:	/s/ Emil Assentato
Name: Emil Assentato
Title: President and Chief Executive Officer
(Principal Executive Officer)